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                                                                   EXHIBIT 99.01

SILICON IMAGE COMPLETES ACQUISITION OF SILICON COMMUNICATION LAB
Augments DVI Leadership to Provide Cost-Effective, High-Performance, Dual-Mode LCD Monitor Interface Solutions

SUNNYVALE, Calif., July 11, 2001 - Silicon Image, Inc. (Nasdaq: SIMG), a price/performance leader in high-bandwidth semiconductor solutions for mass markets, today announced that it has completed the acquisition of Silicon Communication Lab, Inc. (SCL), a provider of mixed-signal and high-speed circuit designs, including analog-to-digital converters (ADCs). This acquisition positions Silicon Image to extend its Digital Visual Interface (DVI) technology leadership with the addition of dual-mode LCD monitor interface capability. The transaction will be accounted for as a purchase in the quarter ended September 30, 2001. Under terms of the acquisition, Silicon Image issued 1.5 million shares of common stock and $2.3 million in cash in exchange for all outstanding shares of SCL. Silicon Image also assumed all outstanding SCL options, which have been converted into options to purchase up to 1.1 million shares of Silicon Image stock.

Dr. David Lee, president and CEO of Silicon Image, noted, "SCL's proven ADC technology and expertise in the design and implementation of mixed-signal circuit designs augment our extensive portfolio of proven, end-to-end DVI solutions. We will now be able to offer our customers cost-effective, high-performance dual-mode LCD monitor solutions, enabling us to take advantage of the growing markets for both pure-digital and dual-mode LCD monitor interfaces. In addition, SCL's top-notch talent complements our strong existing team, allowing us to fully leverage our Multi-layer Serial Link (MSL(TM)) architecture for mass-market applications.

About Silicon Image
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets high-speed semiconductor solutions for a variety of communications applications that require cost-effective, high-bandwidth capabilities. Leveraging Silicon Image's circuit innovation at the physical layer, the company's proprietary, reduced overhead Multi-layer Serial Link (MSL(TM)) architecture is well suited to address a number of mass markets with aggressive bandwidth price/performance requirements-including the display, storage and networking sectors. Evidencing its success, Silicon Image has shipped more than 20 million high-bandwidth, low-cost semiconductor solutions to the PC market alone. For more information on Silicon Image and its proven multi-layered, high-speed interconnect technology, visit WWW.SIIMAGE.COM.

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to inclusion of Silicon Image products in other companies' products, the possible continuation of the relationships, and the performance expected of such products. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular, customers may integrate competitors' products rather than Silicon Image's products, the volumes may not materialize, and the inclusion may not produce revenue, margin or profit. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Factors Affecting Future Results" in the most recent Annual Report, Form 10-K or 10-Q filed by

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Silicon Image with the SEC. Silicon Image assumes no obligation to update this forward-looking information.

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Silicon Image, PanelLink and MSL are trademarks or registered trademarks of
Silicon Image, Inc. in the United States and other countries.

CONTACTS:

Sheryl M. Gulizia
Manager, Public Relations
Silicon Image, Inc.
Phone:  408/616-1553
Fax:  408/830-9527

Marie Labrie
Account Director
MCA
Phone:  650/968-8900
Fax:  650/968-8990